AMENDED
                             ARTICLES OF CONSOLIDATION
                                         OF

                                   PSI ENERGY, INC.



                            AS AMENDED TO April 20, 1995
                       (ORIGINALLY EFFECTIVE SEPTEMBER 6, 1941)




                                  AND PROVISIONS OF
                         3-1/2% CUMULATIVE PREFERRED STOCK,
                          4.32% CUMULATIVE PREFERRED STOCK,
                          4.16% CUMULATIVE PREFERRED STOCK,
                          7.15% CUMULATIVE PREFERRED STOCK,
                          7.44% CUMULATIVE PREFERRED STOCK,
                         6-7/8% CUMULATIVE PREFERRED STOCK.

                                    EXPLANATORY NOTE

Neither the footnotes nor the Table of Contents herein appear in the original Articles of Consolidation, the amendments thereto or the Amended Articles of Consolidation and are no part thereof, being here added solely for the convenience of the reader.

In this Explanatory Note, the footnotes and the Table of Contents, the following corporations, person, instruments, securities and statute are referred to by the following abbreviated designations:

  PSI Energy, Inc., successor to
    Public Service Company of Indiana, Inc.                        Corporation

  Public Service Company of Indiana                            Service Company

  Central Indiana Power Company                                        Central

  Northern Indiana Power Company                                      Northern

  Terre Haute Electric Company, Inc.                               Terre Haute

  Dresser Power Corporation                                            Dresser

  Service Company, Central, Northern,                 Constituent Corporations
    Terre Haute and Dresser, collectively

  The Indiana General Corporation Act or                       Corporation Act
    The Indiana Business Corporation Law

  Articles of Consolidation of the Corporation                Original Charter
    effective September 6, 1941, prior to any amendments thereto

  Original Charter as amended to date                                  Charter

  Articles of Amendment effective September 6,                  1945 Amendment
    1945 to the Original Charter

  Articles of Amendment effective November 1,                   1948 Amendment
    1948 to the Original Charter as amended

  Notice of Change of Principal Office and Address         Notice of Change of
    of Resident Agent, effective February 1, 1951             Principal Office

  Articles of Amendment effective April 9, 1951                 1951 Amendment
    to the Original Charter as amended

  Statement of Reduction of the Authorized                1952 Stock Reduction
    Cumulative Preferred Stock of the New                            Statement
    Corporation, effective January 25, 1952

  Articles of Amendment effective April 9, 1952                 1952 Amendment
    to the Original Charter as amended

  Statement of Reduction of the Authorized Preferred      1953 Stock Reduction
    Cumulative Stock of the New Corporation,                         Statement
    effective January 23, 1953

  Articles of Amendment effective April 9, 1953                 1953 Amendment
    to the Original Charter as amended

  Articles of Amendment effective June 25, 1954                 1954 Amendment
    to the Original Charter as amended

  Statement of Reduction of the Authorized Cumulative     1954 Stock Reduction
    Preferred Stock of the New Corporation, effective                Statement
    August 12, 1954

  Articles of Amendment effective April 4, 1955                 1955 Amendment
    to the Original Charter as amended

  Statement of Increase of Unissued Preferred              1958 Stock Increase
    Shares effective April 30, 1958                                  Statement

  Articles of Amendment effective April 2, 1962                 1962 Amendment
    to the Original Charter as amended

  Statement of Increase of Unissued Preferred              1962 Stock Increase
    Shares effective July 2, 1962                                    Statement

  Articles of Amendment effective October 16,                   1968 Amendment
    1968 to the Original Charter as amended

  Articles of Amendment effective May 22, 1970                  1970 Amendment
    to the Original Charter as amended

  Articles of Amendment effective April 27, 1972                1972 Amendment
    to the Original Charter as amended

  Articles of Amendment effective April 11, 1973                1973 Amendment
    to the Original Charter as amended

  Articles of Amendment effective May 1, 1975                   1975 Amendment
    to the Original Charter as amended

  Amended Articles of Consolidation effective            1976 Amended Articles
    April 5, 1976amended Original Charter entirely

  Articles of Amendment effective April 2, 1979                 1979 Amendment
    to the amended Articles of Consolidation

  Articles of Amendment effective April 7, 1980                 1980 Amendment
    to the amended Articles of Consolidation

  Articles of Amendment effective April 19, 1988                1988 Amendment
    to the amended Articles of Consolidation

  Articles of Amendment effective April 20, 1990
    to the amended Articles of Consolidation                    1990 Amendment

  Articles of Amendment effective May 13, 1992
    to the amended Articles of Consolidation                    1992 Amendment

  Articles of Amendment effective March 19, 1993
    to the amended Articles of Consolidation              March 1993 Amendment

  Articles of Amendment effective October 21, 1993
    to the amended Articles of Consolidation            October 1993 Amendment

 Articles of Amendment effective May 11, 1994
   to the amended Articles of Consolidation                     1994 Amendment

The Corporation was created on September 6, 1941 by a consolidation, under the Corporation Act, of Service Company, Central, Northern, Terre Haute and Dresser. All of the Constituent Corporations, except Dresser, were Indiana corporations that had been reorganized under the Corporation Act. Dresser was an Indiana corporation organized under the Corporation Act.

The Corporation had its principal office in Marion County, Indiana, at all times prior to February 1, 1951, and on and after said date has had its principal office in Hendricks County, Indiana.

The respective dates on which duly executed counterparts of the Original Charter, the Amendments, the Stock Reduction Statements, the Stock Increase Statements, the Notice of Change of Principal Office, and the 1976 Amended Articles were filed with, and approved by, the Secretary of State of Indiana, and also the respective dates on which said approved instruments were filed for record in the offices of the recorders of the respective counties in which the Corporation has had its principal office, are as follows:

                            Date Filed with
                            And Approved by        County
                              Secretary of         In Which                Date
    Instrument              State of Indiana       Recorded              Recorded
Original Charter            September 6, 1941      Marion*           September 6, 1941
                                                   Hendricks         September 8, 1941

1945 Amendment              September 6, 1945      Marion*           September 6, 1945
                                                   Hendricks         September 7, 1945

1948 Amendment              November 1, 1948       Marion*           November 1, 1948
                                                   Hendricks         November 3, 1948

Notice of Change            January 26, 1951       Marion            February 1, 1951
  of Principal Office                              Hendricks         January 31, 1951

1951 Amendment              April 9, 1951          Hendricks         April 9, 1951

1952 Stock Reduction        January 25, 1952       Hendricks         January 25, 1952
  Statement

1952 Amendment              April 9, 1952          Hendricks         April 9, 1952

1953 Stock Reduction        January 23, 1953       Hendricks         January 24, 1953
  Statement

1953 Amendment              April 9, 1953          Hendricks         April 9, 1953

1954 Amendment              June 25, 1954          Hendricks         June 25, 1954

1954 Stock Reduction        August 12, 1954        Hendricks         August 12, 1954
  Statement

1955 Amendment              April 4, 1955          Hendricks         April 4, 1955

1958 Stock Increase         April 30, 1958         Hendricks         May 21, 1958
  Statement

1962 Amendment              April 2, 1962          Hendricks         April 2, 1962


*The Original Charter, the 1945 Amendment and the 1948 Amendment were also filed, pursuant to the provisions of the Corporation Act, in the other counties in the State of Indiana in which the Corporation owned real estate. Under the Corporation Act, subsequent charter amendments of the Corporation were filed for record only in the recorders office in the county in which the Corporation has its principal office.
</TABLE



                          Date Filed with
                          And Approved by          County
                            Secretary of          In Which                      Date
    Instrument            State of Indiana        Recorded                    Recorded
1962 Stock Increase       July 2, 1962            Hendricks                 July 2, 1962
  Statement

1968 Amendment            October 16, 1968        Hendricks                 October 16, 1968

1970 Amendment            May 22, 1970            Hendricks                 May 22, 1970

1972 Amendment            April 27, 1972          Hendricks                 April 27, 1972

1973 Amendment            April 11, 1973          Hendricks                 April 11, 1973

1975 Amendment            May 1, 1975             Hendricks                 May 1, 1975

1976 Amended              April 5, 1976           Hendricks                 April 5, 1976
  Articles

1979 Amendment            April 2, 1979           Hendricks                 April 2, 1979

1980 Amendment            April 7, 1980           Hendricks                 April 7, 1980

1988 Amendment            April 19, 1988          Hendricks                 April 19, 1988

1990 Amendment            April 20, 1990          Not required by statute

1992 Amendment            May 13, 1992            Not required by statute

March 1993                March 19, 1993          Not required by statute
  Amendment

October 1993              October 21, 1993        Not required by statute
  Amendment

1994 Amendment            May 11, 1994            Not required by statute


As required under the Corporation Act, upon the creation of each new series of its Cumulative Preferred Stock, the Corporation filed with the Secretary of State of Indiana a certificate as to resolutions of the board of directors of the Corporation determining and stating the designation, relative rights, preferences, qualifications, limitations and restrictions of such series. The provisions of these resolutions which appertain to the series of Cumulative Preferred Stock now outstanding are included in the appendices to this volume. Following are the respective dates on which such certificates were filed with and approved by the Secretary of State of Indiana and were filed for record in the offices of the recorders of the respective counties in which the Corporation has had its principal office:


                              Date Filed with
                          And Approved by                    County
                            Secretary of                    In Which          Date
Certificate As To:      State of Indiana                  Recorded        Recorded
3-1/2% Cumulative         May 10, 1946                      Marion      May 10, 1946
  Preferred Stock                                           Hendricks   April 17, 1952
  ($100 par value)

*4.64% Cumulative         December 6, 1949                  Marion      December 6, 1949
  Preferred Stock                                           Hendricks   April 17, 1952
  ($100 par value)

4.32% Cumulative          June 18, 1952                     Hendricks   June 18, 1952
  Preferred Stock
  ($25 par value)

*4.90% Cumulative         June 3, 1953                      Hendricks   June 3, 1953
  Preferred Stock
  ($25 par value)

4.16% Cumulative          July 1, 1954                      Hendricks   July 1, 1954
  Preferred Stock
  ($25 par value)

*4.20% Cumulative         April 5, 1955                     Hendricks   April 5, 1955
  Preferred Stock
  ($100 par value)

*4.80% Cumulative         September 15, 1958                Hendricks   September 15, 1958
  Preferred Stock
  ($100 par value)

7.15% Cumulative          January 4, 1973                   Hendricks   January 4, 1973
  Preferred Stock
  ($100 par value)

*9.44% Cumulative         July 8, 1975                      Hendricks   July 9, 1975
  Preferred Stock
  ($100 par value)

*8.52% Cumulative         August 16, 1976                   Hendricks   August 17, 1976
  Preferred Stock
  ($100 par value)

*8.38% Cumulative         February 9, 1978                  Hendricks   February 10, 1978
  Preferred Stock
  ($100 par value)

*8.96% Cumulative         April 2, 1979                     Hendricks   April 3, 1979
  Preferred Stock
  ($100 par value)

    *9.60% Cumulative         January 25, 1980                  Hendricks   January 25, 1980
  Preferred Stock
  ($100 par value)

*13.25% Cumulative        December 22, 1981                 Hendricks   December 22, 1981
  Preferred Stock
  ($100 par value)

7.44% Cumulative          March 19, 1993                    Not required by statute
  Preferred Stock
  ($25 par value)

6-7/8% Cumulative         October 21, 1993                  Not required by statute
  Preferred Stock
  ($100 par value)


* None of the shares of the 4.64%, 4.20%, 4.80%, 9.44%, 9.60%, 13.25%, 8.52%,
8.38% and 8.96% Cumulative Preferred Stock ($100 par value) are now outstanding, having been reacquired by the Corporation, either through conversion into its Common Stock or through redemption, and cancelled. None of the shares of the 4.90% Cumulative Preferred Stock ($25 par value) are now outstanding, having been reacquired by the Corporation through redemption and cancelled.

                                    TABLE OF CONTENTS


Charter

Name of Corporation

Statements Required In All Amended Articles Of Incorporation By The Provisions Of The Indiana Business Corporation Law

A.    Name
B.    Purposes for which formed
C.    Term of existence
D.    Principal office
      Name and address of Resident Agent
E.    Number of shares of authorized capital stock
F.    Classes, designations, rights, preferences, etc. of capital stock
      (I)    Classes of stock
      (II)   Designations, rights (other than voting), preferences, etc.
               of stock
             (A)    Cumulative Preferred Stock
                    Authority of board of directors in respect of:
                    (I)  Creation and designation of series, and of number
                           of shares
                   (ii)  Dividend rate
                  (iii)  Dividend payment dates
                   (iv)  Redemption provisions
                    (v)  Sinking Fund provisions
                   (vi)  Conversion provisions
                  (vii)  Liquidation rights
                 (viii)  Other rights (other than voting rights) not in
                           conflict with Charter
                    General provisions applicable to all series:
                    (i)  Dividend preference
                   (ii)  Liquidation preferences
                  (iii)  Redemption provisions
             (B)    Preference Stock
                    Authority of board of directors in respect of:
                    (i)  Creation and designation of series and of number
                           of shares
                   (ii)  Dividend rate
                  (iii)  Quarterly dividend payment dates
                   (iv)  Redemption provisions
                    (v)  Sinking Fund provisions
                   (vi)  Conversion provision
                  (vii)  Liquidation provision
                 (viii)  Other rights (other than voting rights) not in
                           conflict with Charter
                    General provisions applicable to all series:
                    (i)  Dividend preference subordinate
                   (ii)  Liquidation provisions subordinate
                  (iii)  Redemption provision
             (C)    Common Stock
                    (i)  Definitions:
                         (a)  Dividends on shares of the Common Stock
                         (b)  Common Stock Equity
                         (c)  Total Capitalization
                         (d)  Gross Operating Revenues of the Corporation
                         (e)  Net Earnings of the Corporation Available
                                for the Payment of Interest Charges
                         (f)    Net Income of the Corporation
                                Available for Dividends on the Common Stock
                   (ii)  Payment of dividends on the Common Stock
                  (iii)  Common Stock dividend limitations
                           based on amount of Common Stock Equity
             (D)    Scrip
                    Issues in connection with consolidation
                    Subsequent issues
 G.    Voting rights of shareholders
       (I)   Voting rights of Cumulative Preferred Stock
                    (i)  General provisions
                   (ii)  Consent of holders of two-thirds of Cumulative
                           Preferred Stock necessary before:
                         (a)  Creating or issuing senior class of shares
                         (b)  Issuing shares of a senior or parity class
                                unless specified earnings and Common Stock
                                Equity conditions exist
                         (c)  Amending Charter to affect Cumulative
                                Preferred Stock adversely
                              Consent not required if redemption of
                                Cumulative Preferred Stock provided for
                  (iii)  Consent of holders of majority of Cumulative
                           Preferred Stock necessary before merger, consolidation or sale of substantially all assets
                         Consent not required if redemption of all
                           Cumulative Preferred Stock provided for
                   (iv)  Special voting rights of Cumulative Preferred
                           Stock in event of defaults in dividend payments thereon
                    (v)  Effect of such defaults on existing directorships
                   (vi)  Effect of curing of such defaults
                  (vii)  Effect of lack of quorum of holders of Cumulative
                           Preferred Stock at shareholders meetings to elect directors after such defaults
                 (viii)  Specifying, after such defaults, of acting
                           directors to be replaced
                   (ix)  All series of Cumulative Preferred Stock to vote
                           as a class D Exceptions
       (II)  Voting rights of Preference Stock
                    (i)  General provisions
                   (ii)  Consent of two-thirds of Preference Stock
                           necessary before:
                         (a)  Creation of issuing senior class of shares
                         (b)  Amending Charter to affect Preference Stock
                                adversely
                              Consent not required if redemption of
                                Preference Stock provided for
                  (iii)  Consent of holders of majority of Preference Stock
                           necessary before merger, consolidation of sale of substantially all assets
                         Consent not required if redemption of all
                           Preference Stock provided for
                   (iv)  Special voting rights of Preference Stock in event
                           of default in dividend payments thereon
                    (v)  Effect of such defaults on existing directorships
                   (vi)  Effect of curing of such defaults
                  (vii)  Effect of lack of quorum of holders of Preference
                           Stock at shareholders meetings to elect
                           directors after such defaults
                   (viii) Specifying, after such defaults, of acting directors to be replaced
                   (ix)  All series of Preference Stock to vote as a class
                           N Exceptions
       (III)  Voting rights of Common Stock
        (IV)  Scrip to have no voting rights
H.     Paid-in Capital
I.     Number of directors
J.     Names and addresses of board of directors
K.     Names and addresses of President and Secretary of Corporation
L.     Miscellaneous provisions
       (I)    Consideration to be received for shares of stock issued
      (II)    To whom shares of stock may be issued and sold
     (III)    Reliance by directors on books of account, etc
      (IV) Places of holding of shareholders and directors meetings and of keeping of corporate records
       (V)    Bylaws
      (VI)    Indemnification of directors
     (VII)    Corporation not required to recognize equitable rights in its stock
    (VIII)    Powers of board of directors in respect of working
                capital, etc
      (IX)    Inspection of corporate records by shareholders
       (X)    General grant of power to board of directors
      (XI) Increase or decrease of authorized capital stock Amendments to Charter
     (XII)    Shareholders preemptive rights
    (XIII)    Three for two split-up of Common Stock (1976)
     (XIV)    Limitation on age of directors
      (XV)    Amended Articles supersede existing Charter
              SUBDIVISION B
              MANNER OF AND VOTE FOR ADOPTION OF CHARTER
              IN WITNESS CLAUSE TO CHARTER
              SIGNATURES AND ACKNOWLEDGMENTS ON CHARTER
              APPENDIX A. 3-1/2% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX B. 4.32% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX C. 4.16% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX D. 7.15% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX E. 9.44% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX F. 8.52% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX G. 8.38% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX H. 8.96% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX I. 9.60% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX J. 13.25% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX K. 7.44% CUMULATIVE PREFERRED STOCK SERIES
              APPENDIX L. 6-7/8% CUMULATIVE PREFERRED STOCK SERIES

                               AMENDED ARTICLES OF CONSOLIDATION
                                              OF
                                         PSI ENERGY, INC.

The undersigned officers of PSI Energy, Inc. (hereinafter referred to as the `Corporation`) existing pursuant to the provisions of The Indiana Business Corporation Law, as amended (hereinafter referred to as the `Act`), desiring to give notice of corporate action effectuating certain amendments of its Articles of Consolidation by the adoption of new Amended Articles of Consolidation to supersede and take the place of its heretofore existing Amended Articles of Consolidation, certify the following facts:

                                           SUBDIVISION A

                                    Text of the Amended Articles

The exact text of the Amended Articles of Consolidation of the Corporation (hereinafter referred to as the `Amended Articles`), now is as follows:

                                 AMENDED ARTICLES OF CONSOLIDATION
                                                 OF
                                            PSI ENERGY, INC.
                                             A CORPORATION

With respect to the Corporation, all of the statements required by `The Indiana Business Corporation Law,` as amended, to be set forth in the Amended Articles of Consolidation follow:

A.    The name of the Corporation shall be:
                                            PSI ENERGY, INC.
B.    The purpose or purposes for which it is formed are as follows:

  (i) To manufacture, produce, transmit, distribute, purchase and sell,furnish and supply, or otherwise dispose of as a public utility or otherwise, electricity, gas, water , heat, and any other commodities or services now or hereafter furnished or supplied by public utilities; to engage, as a common carrier or otherwise, in transporting persons and property; and to manufacture, produce, purchase, sell, furnish and supply ice.

  (ii) To acquire (by purchase, exchange, lease, hire or otherwise), own, hold, develop, operate, sell, lease, assign, transfer, convey, exchange, mortgage, pledge, or otherwise dispose of, or encumber, and to aid and subscribe toward the acquisition, development or improvement of, or to turn to account, and convey, real and personal property, of every class and description, and rights and privileges therein, in the State of Indiana or elsewhere.

  (iii) To manufacture, assemble, buy, lease, rent or otherwise acquire, sell, exchange, mortgage, lease or otherwise dispose of, store, repair, operate, export, import and generally deal in and with, machines, and machinery, as well as apparatus, equipment, devices and appliances of every kind and description, and all the parts, supplies and accessories therefor, and to promote, operate and manage for others all of the foregoing, or any of them.

  (iv) To conduct, engage in and carry on, the business of manufacturing, producing, assembling, buying or otherwise acquiring, selling or otherwise disposing of, exporting, importing, leasing (either as lessee or lessor) and generally dealing and trading in goods, wares, merchandise, devices and commodities of every class and description, either as principal or agent or in any other capacity, or upon commission, consignment or otherwise, and to promote, operate and manage for others all of the foregoing, or any of them.

  (v) To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute, or otherwise dispose of, the whole or any part of the shares, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, notes and other evidences of indebtedness of and/or interests in any private corporation or public corporation, stock company or association now or hereafter existing, whether created by or under the laws of the State of Indiana or under the laws of any other state, country or government; and of any government or body politic, domestic or foreign, and of any agency or subdivision thereof; and while owner of any of said shares or bonds or other property, to exercise all the rights, powers and privileges of ownership of every kind and description, to exercise the right to vote thereon, and to designate some person or persons for that purpose from time to time to the same extent as natural persons might or could do.

  (vi) To buy, lease, or otherwise acquire, so far as may be permitted by law, the whole or any part of the business, goodwill and assets of any person, firm, association or corporation (either foreign or domestic), suitable, convenient, advantageous or necessary for the business of the Corporation; and generally, as principal or agent, to institute, enter into, carry on, assist, promote and participate in financial, commercial, mercantile and other business, works, contracts, undertakings and operations.


  (vii) To purchase or otherwise acquire, lease, assign, mortgage, pledge or otherwise dispose of trade names, trademarks, concessions, inventions, devices, formulae, improvements, processes of any nature whatsoever, copyrights and letters patent of the United States and of foreign countries, and to accept and grant licenses thereunder.

  (viii) To have and to exercise all the powers conferred by the laws of Indiana upon corporations formed under The Indiana General Corporation Act and all amendments made thereto from time to time and all subsequent laws of the State of Indiana.

C.    The period during which it is to continue as a corporation is perpetual.

D. *The post office address of its principal office is 1000 East Main Street, Plainfield, Hendricks County, Indiana.

**The name and post office address of its resident agent in charge of such office is Cheryl M. Foley, 1000 East Main Street, Plainfield, Hendricks County, Indiana.

E. ***The total number of shares into which its authorized capital stock is to be divided is seventy-five million (75,000,000) consisting of shares as follows:

5,000,000 shares with the par value of $100.00 per share, 5,000,000 shares with the par value of $25.00 per share, and 65,000,000 shares without par value.

F. *(If the shares are to be divided into classes or kinds, the designation of the different classes, the number and par value, if any, of the shares of each class, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each class, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting rights) of each class by resolution or resolutions adopted prior to the issuance of any of the shares of such class; and, if the shares of any class are to be issuable in series, descriptions of the several series, and either (a) a statement of the relative rights, preferences, limitations and restrictions of each series, or (b) a provision expressly vesting authority in the board of directors, subject to such restrictions as may be provided, to determine the relative rights, preferences, limitations and restrictions (other than voting rights) of each series by resolution or resolutions adopted prior to the issuance of any of the shares of such series.)

    ***Notice of change of Principal Office
***Effective July 14, 1992, the designated resident agent was changed from Jon
D. Noland to Cheryl M. Foley
***Amended several times

*Indicate here:

                                          (I)

The total authorized capital stock of the Corporation shall consist of the following designated three classes and the following respective number of shares in each class, to wit:

(i) a class of stock comprising the Cumulative Preferred Stock and consisting of five million (5,000,000) shares with the par value of $100.00 per share and five million (5,000,000) shares with the par value of $25.00 per share,

(ii) a class of stock comprising the Preference Stock and consisting of five million (5,000,000) shares without par value, and

(iii) a class of stock comprising the Common Stock and consisting of sixty million (60,000,000) shares without par value.

                                         (II)

The designations, relative rights, preferences, qualifications, limitations and restrictions (other than voting rights) which shall attach to said Cumulative Preferred Stock, Preference Stock and Common Stock, respectively, shall be as hereinafter provided, to wit:

                              (A) CUMULATIVE PREFERRED STOCK

The Corporation shall have the right to issue the Cumulative Preferred Stock in series, each of which series shall have such designation and such relative rights, preferences, qualifications, limitations and restrictions as are stated or expressed in these Amended Articles of Consolidation, and, to the extent permitted by these Amended Articles of Consolidation, as are determined and stated by the board of directors in and by the resolution or resolutions authorizing the issue of shares of such series. All shares of the Cumulative Preferred Stock shall be of equal rank and shall be identical, except in respect of the par value thereof which may be either $100.00 per share or $25.00 per share, and in respect of the particulars that may be fixed by the board of directors as hereinafter in this Division F(II)(A) provided, and in respect of the voting rights which shall be as provided for in Division G(I) hereof; and each share of each series shall be identical in all respects with the other shares of such series, except as to the dates from which dividends thereon shall be cumulative. Shares of Cumulative Preferred Stock shall be issued only as fully paid and nonassessable shares.

Grant of Authority to Board of Directors:

Authority is hereby expressly granted to the board of directors to authorize the issue of shares of Cumulative Preferred Stock in one or more series, and to determine and state, by the resolution or resolutions authorizing the issue of each series of Cumulative Preferred Stock, the designation of such series and the relative rights (other than voting rights), preferences, qualifications, limitations and restrictions of such series, in respect of the matters set forth in the following subparagraphs designated (i) to (viii), both inclusive:

(i) The designation of the series and the number of shares which shall constitute such series, which number may be varied from time to time by like action of the board of directors.
(ii) *The rate of dividends payable on shares of such series, or the method or methods by which such rate shall be determined, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend on shares of such series shall be cumulative.

*1992 Amendment

(iii)    *The dates on which dividends, if declared, shall be payable.

(iv) **The price or prices per share at which the shares of such series shall be redeemable.

(v) Whether or not the shares of such series shall be entitled to the benefits of a sinking fund to be applied to the purchase or redemption of shares of such series, and if such sinking fund is to be established, the terms and provisions governing the operation thereof. Installments for any such sinking fund may be made payable in priority to any dividends upon any stock of the Corporation which is junior to the Cumulative Preferred Stock with respect to preference as to dividends or assets (such stock being herein commonly referred to as `junior to` or `ranking junior to` the Cumulative Preferred Stock).

(vi) *Whether or not the shares of such series shall be made convertible into or exchangeable for shares of any other class or for any other series of the same class of shares of the Corporation, or for any other Securities of the Corporation, and if made convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made.

(vii) The amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, which amount may differ in the case of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

(viii) Any other rights (other than voting rights), preferences, qualifications, limitations and restrictions in respect of shares of such series, which are not in conflict with the rights (other than voting rights), preferences, qualifications, limitations and restrictions expressly provided in this Division F(II)(A).

General Provisions:

The following provisions shall apply to all the Cumulative Preferred Stock of the Corporation irrespective of series:

(i) The record holders of the Cumulative Preferred Stock of each series, in preference to the holders of any class of stock ranking junior to the Cumulative Preferred Stock, shall be entitled to receive, when and as declared by the board of directors, cash dividends in lawful money of the United States at the rate fixed for such series, and no more. Such dividends shall be paid to shareholders of record on the respective dates, not exceeding twenty (20) days prior to such payment dates, fixed by the board of directors for such purpose. Such dividends shall be cumulative, in the case of shares of each particular series:

(a) if issued prior to the record date for the first dividend on shares of such series, then from the date fixed for the purpose by the board of directors as provided in this Division F(II)(A),

(b) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date, and

(c) *otherwise from the dividend payment date next preceding the date of issue of such shares.

*1992 Amendment
**Amended by the 1973 and 1992 Amendments

No dividend shall be paid upon, or declared or set apart for payment upon, any share of Cumulative Preferred Stock of any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for payment up on, all shares of Cumulative Preferred Stock of all series then issued and outstanding and entitled to receive such dividend. In no event, so long as any shares of Cumulative Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, or shall any distribution be made on any class of stock of the Corporation ranking junior to the Cumulative Preferred Stock, or shall any shares of any such junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on the Cumulative Preferred Stock of all series for all past quarterly dividend periods and for the current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment. The provisions of the immediately preceding sentence shall not, however, apply to a dividend with respect to any such junior stock, payable in any class of stock ranking junior to the Cumulative Preferred Stock, or to the acquisition of shares of any such junior stock in exchange for, or through application of the proceeds of the sale of, shares of any such junior stock. Subject to the foregoing and to the provisions of Division F(II)(C), and to any further limitations prescribed in accordance with the provisions of subdivision (viii) under `Grant of Authority to Board of Directors` in this Division F(II)(A), the board of directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any class of stock ranking junior to the Cumulative Preferred Stock, and no holders of shares of Cumulative Preferred Stock of any series shall be entitled to share therein.

(ii) *In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class of stock ranking junior to the Cumulative Preferred Stock, the holders of the Cumulative Preferred Stock shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of subdivision (vii) under `Grant of Authority to Board of Directors` in this Division F(II)(A), together with a sum, in the case of each share, equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution. If such payment shall have been made in full to the holders of the Cumulative Preferred Stock, or moneys made available for such payment in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the classes of stock ranking junior to the Cumulative Preferred Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding shares of Cumulative Preferred Stock, the holders of all series of Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a reorganization of the Corporation alone, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

(iii) *The Cumulative Preferred Stock of any series may be redeemed, as a whole or in part, at the option of the Corporation by vote of its board of directors, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of subdivision

    (iv) under `Grant of Authority to Board of Directors` in this Division F
(II)(A), together with an amount (hereinafter referred to as `accrued dividends to the redemption date`) in the case of each share, equal to accrued and unpaid dividends whereon (whether or not earned or declared) to the date fixed for redemption. If less than all the outstanding shares of Cumulative Preferred Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot in such manner as the board of directors may prescribe. Notice of every redemption of Cumulative Preferred Stock shall specify (a) the date of redemption, (b) the designation of the series of Cumulative Preferred Stock to be redeemed, (c) if less than all the outstanding Cumulative Preferred Stock of such series is called for redemption, appropriate specifications of the shares to be redeemed as determined by the board of directors, (d) the place of redemption of such series, and (e) the redemption price of the shares to be redeemed. Copies of such notice shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof

*1992 Amendment

shall affect the validity of the proceedings for such redemption) and such notice shall also be published once each week for at least two successive weeks (in each case on any business day of the week) in one daily newspaper printed in the English language and published and of general circulation in the City of Chicago, Illinois, and in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, State of New York, the first publication in each such newspaper and such mailing to be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption. If notice of redemption shall have been duly published and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company of the character described in the immediately succeeding sentence and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Cumulative Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest. The Corporation may also, at any time prior to the redemption date specified in the notice of redemption, deposit in trust, for the account of the holders of the Cumulative Preferred Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Illinois, doing business in the City of Chicago, Illinois, having capital, surplus and undivided profits aggregating at least two million dollars ($2,000,000), designated in the notice of redemption, all funds necessary for the redemption, and deliver irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause notice of redemption to be duly mailed and publication of the notice to be made as herein provided promptly upon receipt of such irrevocable instructions. Thereupon, notwithstanding that any certificate for shares of Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, all shares of Cumulative Preferred Stock with respect to which the deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Cumulative Preferred Stock shall forthwith, upon such deposit in trust accompanied by irrevocable instructions as provided above, cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring. Any moneys deposited by the Corporation pursuant to this paragraph (iii) which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this paragraph (iii) and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its board of directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

                                       (B) *PREFERENCE STOCK

So long as any shares of Cumulative Preferred Stock are outstanding, the Preference Stock shall be junior and subordinate in all respects to the Cumulative Preferred Stock.

*Added by 1976 Amended Articles

The Corporation shall have the right to issue the Preference Stock in series, each of which series shall have such designation and such relative rights, preferences, qualifications, limitations and restrictions as are stated or expressed in these Amended Articles of Consolidation, and, to the extent permitted by these Amended Articles of Consolidation, as are determined and stated by the board of directors in and by the resolution or resolutions authorizing the issue of shares of such series. All shares of the Preference Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed by the board of directors as hereinafter in this Division F(II)(B) provided, and in respect of the voting rights which shall be as provided for in Division G(II) hereof; and each share of each series shall be identical in all respects with the other shares of such series, except as to the dates from which dividends thereon shall be cumulative. Shares of Preference Stock shall be issued only as fully paid and nonassessable shares.

Grant of Authority to Board of Directors:

Authority is hereby expressly granted to the board of directors to authorize the issue of shares of Preference Stock in one or more series, and to determine and state, by the resolution or resolutions authorizing the issue of each series of Preference Stock, the designation of such series and the relative rights (other than voting rights), preferences, qualifications, limitations and restrictions of such series, in respect of the matters set forth in the following subparagraph designated (i) to (viii), both inclusive:

(i) The designation of the series and the number of shares which shall constitute such series, which number may be varied from time to time by like action of the board of directors.

(ii) The annual rate of dividends payable on shares of such series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend on shares of such series shall be cumulative.

(iii) The dates on which dividends, if declared, shall be payable, which shall be quarterly.

(iv) The price or prices per share at which the shares of such series shall be redeemable plus accrued dividends to the date of redemption.

(v) Whether or not the shares of such series shall be entitled to the benefits of a sinking fund to be applied to the purchase or redemption of shares of such series, and if such sinking fund is to be established, the terms and provisions governing the operation thereof. Installments for any such sinking fund may be made payable in priority to any dividends upon any stock of the Corporation which is junior to the Preference Stock with respect to preference as to dividends or assets (such stock being herein commonly referred to as `junior to` or `ranking junior to` the Preference Stock).

(vi) Whether or not the shares of such series shall be made convertible into or exchangeable for shares of any other class or of any other series of the same class of shares of the Corporation, and if made convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made.

(vii) The amount payable on shares of such series in the event of any dissolution, liquidation or winding up of the affairs of the Corporation, which amount may differ in the case of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

(viii) Any other rights (other than voting rights), preferences, qualifications, limitations and restrictions in respect of shares of such series, which are not in conflict with the rights (other than voting rights), preferences, qualifications, limitations and restrictions expressly provided in this Division F(II)(B).

General Provisions:

The following provisions shall apply to all the Preference Stock of the Corporation irrespective of series:

(i) The record holders of the Preference Stock of each series, in preference to the holders of any class of stock ranking junior to the Preference Stock, shall, subject to the provisions of Division F(II)(A) hereof, be entitled to receive, when and as declared by the board of directors, cash dividends in lawful money of the United States at the rate fixed for such series, and no more. Such dividends shall be paid to shareholders of record on the respective dates, not exceeding twenty (20) days prior to such payment dates, fixed by the board of directors for such purpose. Such dividends shall be cumulative in the case of shares of each particular series:

(a) if issued prior to the record date for the first dividend on shares of such series, then from the date fixed for the purpose by the board of directors as provided in this Division F(II)(B),

(b) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date, and

(c) otherwise from the quarterly dividend payment date next preceding the date of issue of such shares.

No dividend shall be paid upon, or declared or set apart for payment upon, any share of Preference Stock of any series for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for payment upon, all shares of Preference Stock of all series then issued and outstanding and entitled to receive such dividend. In no event, so long as any shares of Preference Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, or shall any distribution be made on any class of stock of the Corporation ranking junior to the Preference Stock, or shall any shares of any such junior stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on the Preference Stock of all series for all past quarterly dividend periods and for the current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment. The provisions of the immediately preceding sentence shall not, however, apply to a dividend with respect to any such junior stock, payable in any class of stock ranking junior to the Preference Stock, or to the acquisition of shares of any such junior stock in exchange for, or through application of the proceeds of the sale of, shares of any such junior stock. Subject to the foregoing and to the provisions of Divisions F(II)(B) and F(II)(C), and to any further limitations prescribed in accordance with the provisions of subdivision (viii) under `Grant of Authority to Board of Directors` in this Division F(II)(B), the board of directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any class of stock ranking junior to the Preference Stock, and no holders of shares of Preference Stock of any series shall be entitled to share therein.

(ii) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any class of stock ranking junior to the Preference Stock, the holders of the Preference Stock shall, subject to the provisions of F(II)(A) hereof, be entitled to be paid in full the respective amounts fixed in accordance with the provisions of subdivision (vii) under `Grant of Authority to Board of Directors` in this Division F(II)(B), together with a sum, in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such shares became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have been set apart and remain available for payment. If such payment shall have been made in full to the holders of the Preference Stock, or moneys made available for such payment in full, the remaining assets and funds of the Corporation shall be distributed among the holders of the classes of stock ranking junior to the Preference Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets available are not sufficient to pay in full the amounts so payable to the holders of all outstanding shares of Preference Stock, the holders of all series of Preference Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of the Corporation with any other corporation or corporations, or a reorganization of the Corporation alone, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation or winding up of the Corporation within the meaning of these provisions.

(iii) The Preference Stock of any series may, subject to the provisions of F(II)(A) hereof, be redeemed, as a whole or in part, at the option of the Corporation by vote of its board of directors, at any time or from time to time, at the applicable redemption price for such series fixed in accordance with the provisions of subdivision (iv) under `Grant of Authority to Board of Directors` in this Division F(II)(B), together with an amount (hereinafter referred to as `accrued dividends to the redemption date`) in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have been set apart and remain available for payment. If less than all the outstanding shares of Preference Stock of any series are to be redeemed, the shares to be redeemed shall be determined by lot in such manner as the board of directors may prescribe. Notice of every redemption of Preference Stock shall specify (a) the date of redemption, (b) the designation of the series of Preference Stock to be redeemed, (c) if less than all the outstanding Preference Stock of such series is called for redemption, appropriate specifications of the shares to be redeemed as determined by the board of directors, (d) the place of redemption of such series, and (e) the redemption price of the shares to be redeemed. Copies of such notice shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the stock books of the Corporation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption) and such notice shall also be published once each week for at least two successive weeks (in each case on any business day of the week) in one daily newspaper printed in the English language and published and of general circulation in the City of Chicago, Illinois, and in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, State of New York, the first publication in each such newspaper and such mailing to be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption. If notice of redemption shall have been duly published and if, on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company of the character described in the immediately succeeding sentence and designated in the notice of redemption, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accumulate, and all rights with respect to the shares of Preference Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued dividends to the redemption date, but without interest. The Corporation may also, at any time prior to the redemption date specified in the notice of redemption, deposit in trust, for the account of the holders of the Preference Stock to be redeemed, with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Illinois, doing business in the City of Chicago, Illinois, having capital, surplus and undivided profits aggregating at least two million dollars ($2,000,000), designated in the notice of redemption, all funds necessary for the redemption, and deliver irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause notice of redemption to be duly mailed and publication of the notice to be made as herein provided promptly upon receipt of such irrevocable instructions. Thereupon, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, all shares of Preference Stock with respect to which the deposit, shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preference Stock shall forthwith, upon such deposit in trust accompanied by irrevocable instructions as provided above, cease and terminate except only the right of the holders thereof to receive from such bank or trust company, at any time after the time of the deposit, the redemption price, including accrued dividends to the redemption date, but without interest, of the shares so to be redeemed, and the right to exercise, on or before the date fixed for redemption, privileges of conversion or exchange, if any, not theretofore expiring. Any moneys deposited by the Corporation pursuant to this paragraph (iii) which shall not be required for the redemption because of the exercise of any such right of conversion or exchange subsequent to the date of the deposit shall be repaid to the Corporation forthwith. Any other moneys deposited by the Corporation pursuant to this paragraph (iii) and unclaimed at the end of six years from the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its board of directors, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

                                     (C) COMMON STOCK

The shares of the Common Stock shall not be entitled to any preferences and each share of Common Stock shall be equal to every other share of said stock in every respect.

Dividends:

(i) For purposes of this Division F(II)(C), and Division G(I) of these Amended Articles of Consolidation:

(a) the term `dividends on shares of the Common Stock` shall include dividends or other distributions on or the purchase or other acquisition of shares of the Common Stock, but shall not include dividends payable solely in shares of the Common Stock; and

(b) the term `Common Stock Equity` shall mean the sum of the amount of the stated value of the issued and outstanding shares of the Common Stock and the surplus (including capital or paid-in surplus) of the Corporation, less the amount known, or estimated if not known, to represent the excess, if any, of recorded value over original cost of used and useful utility plant and other property, and less any items set forth on the asset side of the balance sheet as a result of accounting convention such as unamortized debt discount and expense, capital stock discount and expense, and the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation upon all outstanding shares of Cumulative Preferred Stock and Preference Stock over the aggregate stated value of such shares, unless such amount or items so to be deducted in the determination of the Common Stock Equity are being amortized or are provided for by reserves; and

(c) the term `Total Capitalization` shall mean the aggregate of the stated value of the issued and outstanding shares of stock of all classes of the Corporation and the surplus (including capital or paid-in surplus) of the Corporation, plus the principal amount of all outstanding debt maturing more than twelve months from the date of the determination of Total Capitalization; and

(d) the term `Gross Operating Revenues of the Corporation` for any period shall mean an amount determined by deducting from all revenues of the Corporation for such period derived from the operation of the physical properties owned by the Corporation and subject to the lien of any indenture of mortgage or deed of trust securing mortgage bonds issued or assumed by the Corporation, the total of all cash payments which shall have been made or agreed to be made and for which liability shall have been incurred by the Corporation (x) as rental for such period for any utility property not owned by the Corporation, and (y) for the purchase during such period of electric energy, electric capacity, and gas, manufactured, natural or mixed, from others in the regular course of business of the Corporation.

(e) The term `Net Earnings of the Corporation Available for the Payment of Interest Charges` for any twelve-month period shall mean an amount equal to the sum of the operating revenues and income from investments and other miscellaneous income for such period with respect to which the determination of such net income is being made, less all proper deductions (including accruals) for operating expenses for such period, including maintenance and provision for depreciation in the actual amount thereof for such period as shown on the books of the Corporation or an amount equal to fifteen percentum
(15) of the Gross Operating Revenues of the Corporation for such period, whichever is greater, income and excess profits and other taxes, all as shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practice.

(f) The term `Net Income of the Corporation Available for Dividends on the Common Stock` for any twelve-month period shall mean the Net Earnings of the Corporation Available for the Payment of Interest Charges for such period, less interest charges, amortization charges, other proper income deductions, and dividends, paid or accrued, on all outstanding shares of stock of the Corporation having a preference as to dividends over the Common Stock, for such period, all as shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practice.

(ii) Out of any assets of the Corporation available for dividends remaining after full cumulative dividends, for all past quarterly dividend periods and for the current dividend period, on all stock having priority over the Common Stock shall have been paid or declared and set apart for payment, and after complying with all provisions in respect of any sinking fund or funds for any shares of any series of stock having priority over the Common Stock, installments for which are payable in priority to any dividends upon the Common Stock, then, and not otherwise, dividends may, subject to the limitations set forth in the immediately following paragraph (iii), be paid upon the Common Stock but only when and as determined by the board of directors.
(iii) So long as any shares of the Cumulative Preferred Stock and the Preference Stock shall remain outstanding:

(a) if and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty percentum (20) of Total Capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock declared within the year ending with (but including) the date of such dividend declaration, exceeds fifty percentum (50) of the Net Income of the Corporation Available for Dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, and

(b) if and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty-five percentum (25) but not less than twenty percentum (20) of Total Capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock declared within the year ending with (but including) the date of such dividend declaration, exceeds seventy-five percentum (75) of Net Income of the Corporation Available for Dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared, and

(c) at any time when the Common Stock Equity is twenty-five percentum (25) or more of Total Capitalization, the Corporation may not pay dividends on shares of the Common Stock which would reduce the Common Stock Equity below twenty-five percentum (25) of Total Capitalization: provided, however, that even though the payment of such dividends would reduce the Common Stock Equity below twenty-five percentum (25) of Total Capitalization, such dividends may be declared to the extent that the same, together with all dividends on Common Stock declared within the year ending with (but including) the date of such dividend declaration, do not exceed seventy-five percentum (75) of the Net Income of the Corporation Available for Dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared.

If at any time, in connection with the issuance of additional shares of (x) the Cumulative Preferred Stock or shares of stock of any class ranking on a parity with the Cumulative Preferred Stock as to dividends or assets, or (y) the Preference Stock or shares of stock of any class ranking on a parity with the Preference Stock as to dividends or assets, it becomes necessary, in order to meet the test stated in Division G(I)(ii)(b)(2), to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Common Stock Equity to an amount less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Cumulative Preferred Stock and on all shares of any stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets and on all shares of the Preference Stock and on all shares of any stock ranking prior to or on a parity with the Preference Stock as to dividends or assets, at the time outstanding (such stock being herein commonly referred to, respectively, as `prior to` or `ranking prior to` or `on a parity with` the Cumulative Preferred Stock or the Preference Stock, as the case may be).

                                       (D) SCRIP

The Corporation may from time to time issue scrip certificates for fractional shares if and to the extent that in the opinion of the board of directors it is desirable so to do. Such scrip certificates shall not confer upon the holder thereof any right to dividends or any other rights of a shareholder of the Corporation, but the Corporation shall in each case where scrip certificates shall be issued by the Corporation, either with or without limit of time as the board of directors shall fix and determine in connection with the authorization by it of the issuance of such scrip certificates by the Corporation, from time to time (within such limit of time, if any, as is fixed as hereinabove provided) issue certificates for one or more whole shares upon the surrender of scrip certificates for fractional shares aggregating the number of whole shares issuable in respect of the scrip certificates so surrendered: provided, however, that the scrip certificates so surrendered shall be properly endorsed for transfer if in registered form.

At the option of the board of directors, any scrip certificate issued by the Corporation may also provide that, at the option of the board of directors, there may be sold by the Corporation at public or private sale at any time on or after any determined date, in such manner, for such amounts, and on such terms as the board of directors may in its absolute discretion determine, the number of shares of the Corporation in respect of which such scrip certificates are then outstanding and thereafter the bearers of such scrip certificates, upon surrender thereof at the office or agency of the Corporation, shall be entitled to receive their proper proportions of the net proceeds of such sale but without interest and on and after the date of such sale shall be entitled to no other rights in respect of such scrip certificates.

G. *(If the shares are to be divided into classes or kinds, a statement of the voting rights and powers, if any, of the shares of each class, and of each series if the shares of any class are to be issuable in series, including the extent, if any, to which the shares of each such class and series shall be entitled to vote on questions of merger, consolidation and the sale of all or of substantially all of the assets of the Corporation.)

*1945, 1948, 1951 and 1952 Amendments

Indicate here:

                                        (I)

                      Voting Rights of Cumulative Preferred Stock

(i) At all meetings of the shareholders of the Corporation each record holder of Cumulative Preferred Stock having a par value of $100.00 per share shall be entitled to one vote for each share of such stock so held by him, and each record holder of Cumulative Preferred Stock having a par value of $25.00 per share shall be entitled to one-fourth of one full vote for each share of such stock so held by him, all subject, however, to the following provisions of this Division G(I).

(ii) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this paragraph (ii)) shall not without, but may with, the affirmative vote by the record holders of the Cumulative Preferred Stock (given at an annual or special meeting) in such number of votes as is at least two-thirds of the aggregate number of votes appertaining to the Cumulative Preferred Stock that would be voted at such meeting if all the then outstanding Cumulative Preferred Stock were there voted:

(a) create, authorize or issue shares of stock of any class ranking prior to the Cumulative Preferred Stock as to dividends or assets or any securities of any kind or class convertible into shares of stock of any class ranking prior to the Cumulative Preferred Stock as to dividends or assets; or

(b) issue any shares of the Cumulative Preferred Stock or shares of stock of any class ranking on a parity with the Cumulative Preferred Stock as to dividends or assets or securities convertible into shares of the Cumulative Preferred Stock or stock on a parity therewith, other than in exchange for or for the purpose of effecting the retirement, by redemption or otherwise, of not less than a like number of shares of the Cumulative Preferred Stock or shares of stock on a parity therewith or securities convertible into not less than a like number of such shares, as the case may be, at the time outstanding, unless

(1) the Net Earnings of the Corporation Available for the Payment of Interest Charges for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which such additional shares of the Cumulative Preferred Stock or shares of stock on a parity therewith or securities convertible into such shares are proposed to be issued, shall have been at least one and one-half times the aggregate of (x) the dividend requirements for a twelve-month period upon all shares of the Cumulative Preferred Stock and stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets, to be outstanding after the issuance of the shares or convertible securities proposed to be issued, and (y) the interest requirements for a twelve-month period upon all indebtedness of the Corporation to be outstanding after the issuance of the shares or convertible securities proposed to be issued, and

(2) the Common Stock Equity shall be not less than the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation upon all shares of the Cumulative Preferred Stock and stock, if any, ranking prior thereto or on a parity therewith, to be outstanding after the issuance of the shares or convertible securities proposed to be issued; or

(c) amend the provisions of these Amended Articles of Consolidation so as to affect adversely any of the preferences or other rights hereby given to the holders of shares of the Cumulative Preferred Stock, provided, however, that if any such amendment would be adverse to the holders of one or more, but less than all, of the series of the Cumulative Preferred Stock at the time outstanding, the affirmative vote hereby required shall be only the affirmative vote by the record holders of each series so adversely affected in such number of votes from each such series as is at least two-thirds of the aggregate number of votes appertaining to such series that would be voted at such meeting if all the then outstanding shares of such series were there voted.

No such consent of the holders of the Cumulative Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such stock or convertible securities is to be made, as the case may be, provision is to be made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Cumulative Preferred Stock would otherwise be required, for the redemption of all shares of the series of Cumulative Preferred Stock the consent of which would otherwise be required.

(iii) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this paragraph (iii)) shall not without, but may with, the affirmative vote by the record holders of the Cumulative Preferred Stock (given at an annual or special meeting) in such number of votes as is a majority of the aggregate number of votes appertaining to the Cumulative Preferred Stock that would be voted at such meeting if all the then outstanding Cumulative Preferred Stock were there voted, merge or consolidate the Corporation with or into any other corporation, merge any other corporation into the Corporation, or sell all or substantially all of the assets of the Corporation, unless such merger, consolidation or sale, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or other regulatory authority of the United States having jurisdiction in the premises. No such consent of the holders of the Cumulative Preferred Stock shall be required if, at the time of or prior to effecting such sale, lease, conveyance, consolidation or merger, provision is to be made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.

(iv) *If and when dividends payable on the Cumulative Preferred Stock shall be in default in an amount equivalent to or greater than four (4) full quarter-yearly dividends on all shares of all series of the Cumulative Preferred Stock then outstanding, then at the annual or a special meeting of shareholders held as soon as practicable thereafter and each subsequent meeting at which directors are elected, in each case held prior to such time as all dividends in default on the Cumulative Preferred Stock shall have been paid or declared and set aside for payment, the record holders of all shares of the Cumulative Preferred Stock, voting separately as one class, shall elect the smallest number of directors necessary to constitute a majority of the full board of directors, the record holders of all shares of the Preference Stock, voting separately as one class, shall elect two (2) members of the board of directors, and the record holders of the Common Stock, voting separately as a class, shall elect the remaining directors of the Corporation.

(v) The term of office of a director shall not be affected by the occurrence of the defaults in the payment of dividends on the Cumulative Preferred Stock above referred to, or by the rights hereinabove given the record holders of Cumulative Preferred Stock to elect directors; and the term of office of each director serving at such time shall continue until his successor has been duly elected and has qualified.

(vi) If and when all dividends then in default on the Cumulative Preferred Stock then outstanding shall be paid or declared and set aside for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Cumulative Preferred Stock shall thereupon be divested of the special rights with respect to the election of directors provided in paragraph (iv) of this Division G(I) and the voting rights of the Cumulative Preferred Stock, Preference Stock and the Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special voting rights in the Cumulative Preferred Stock in case of further like default in dividends thereon, and the termination of such special voting rights upon such default being remedied.

*1994 Amendment

(vii) At all meetings of shareholders held for the purpose of electing directors during such times as the record holders of shares of the Cumulative Preferred Stock shall, voting separately as one class, elect directors pursuant to said paragraph (iv) of this Division G(I), the presence in person or by proxy of the record holders of a majority of the outstanding shares of any other class entitled to elect directors shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the record holders of such number of the outstanding shares of the Cumulative Preferred Stock as represents a majority of the aggregate voting power of the then outstanding shares of such class shall be required to constitute a quorum of such class for the election of directors: provided, however, that the absence of a quorum of the record holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by any other such class if the necessary quorum of the record holders of shares of such class is present in person or by proxy at such meeting; and, provided, further, that in the absence of a quorum of the record holders of shares of any such class, a majority of those record holders of the shares of such class who are present in person or by proxy shall have power to adjourn, from time to time, the election of the directors to be elected by such class without notice other than announcement at the meeting, until the necessary quorum of record holders of the shares of such class shall be present in person or by proxy. At any such meeting of shareholders at which a quorum of a class is present, the votes of a majority of the voting power of such class represented at such meeting shall be sufficient to elect the directors to be elected by such class at such meeting.

(viii) If and in each case where such default in the payment of dividends has occurred that the provisions of paragraph (iv) of this Division G(I) have become applicable, then, in electing directors for the Corporation during the time the provisions of said paragraph (iv) continue to be applicable, the record holders of each class, in voting for the persons to be then elected directors by it, shall (subject to the following provisions of this paragraph
(viii)) specify the names of the respective then acting directors whose places are to be taken by the persons being presently elected directors by such class: provided, however, that no director who was elected by any other class of shares shall be so specified until after all of the directors who were elected by such class as is then voting for directors (or the successors of such directors) have been specified as persons to be succeeded. At any such meeting held prior to the time that one class has elected its directors under the provisions of said paragraph (iv), the holders of the Cumulative Preferred Stock, if a quorum be present at such meeting, shall have the right and be afforded the opportunity first to specify the names of the then acting directors who are to be succeeded by the directors to be elected by the holders of the Cumulative Preferred Stock under the provisions of said paragraph (iv). Whenever a class of shares has elected the directors it is entitled to elect under the provisions of said paragraph(iv), then thereafter so long as the provisions of said paragraph (iv) continue to apply (a) successors to such directors shall not be elected by any other class of shares, and (b) the class of shares electing such directors shall not during such time elect a successor for any director other than a director elected by such class or his successor.

(ix) Except when some mandatory provisions of law shall be controlling and except as otherwise provided in this Division G(I), whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Corporation by classes may now or hereafter be required.

                                           (II)*

                             Voting Rights of Preference Stock

(i) Except when some mandatory provision of law shall be controlling and except as otherwise provided in this Division G(II), the holders of the Preference Stock of the Corporation shall have no voting powers and shall not be entitled to notice of any meetings of the shareholders of the Corporation. At all meetings of the shareholders of the Corporation at which the holders of the Preference Stock are entitled to vote as provided in this Division G(II), each record holder of Preference Stock shall be entitled to one vote for each share of Preference Stock so held by him.

*Added by 1976 Amended Articles

(ii) So long as any shares of the Preference Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this paragraph (ii)) shall not without, but may with, the affirmative vote by the record holders of the Preference Stock (given at an annual or special meeting) in such number of votes as is at least two-thirds of the aggregate number of votes appertaining to the Preference Stock that would be voted at such meeting if all the then outstanding Preference Stock were there voted:

(a) create, authorize or issue shares of stock of any class (other than the Cumulative Preferred Stock) ranking prior to the Preference Stock as to dividends or assets or any securities of any kind or class (other than the Cumulative Preferred Stock) convertible into shares of stock of any class ranking prior to the Preference Stock as to dividends or assets; or

(b) amend the provisions of these Amended Articles of Consolidation so as to affect adversely any of the preferences or other rights hereby given to the holders of shares of the Preference Stock, provided, however, that if any such amendment would be adverse to the holders of one or more, but less than all, of the series of the Preference Stock at the time outstanding, the affirmative vote hereby required shall be only the affirmative vote by the record holders of each series so adversely affected in such number of votes from each such series as is at least two-thirds of the aggregate number of votes appertaining to such series that would be voted at such meeting if all the then outstanding shares of such series were there voted.

No such consent of the holders of the Preference Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such stock or convertible securities is to be made, as the case may be, provision is to be made for the redemption of all shares of Preference Stock at the time outstanding or, in the case of any such amendment, alteration or repeal as to which the consent of less than all series of the Preference Stock would otherwise be required, for the redemption of all shares of the series of Preference Stock the consent of which would otherwise be required.

(iii) So long as any shares of the Preference Stock of any series are outstanding, the Corporation (except as otherwise provided in the last sentence of this paragraph (iii)) shall not without, but may with, the affirmative vote by the record holders of the Preference Stock (given at an annual or special meeting) in such number of votes as is a majority of the aggregate number of votes appertaining to the Preference Stock that would be voted at such meeting if all the then outstanding Preference Stock were there voted, merge or consolidate the Corporation with or into any other corporation, merge any other corporation into the Corporation, or sell all or substantially all of the assets of the Corporation, unless such merger, consolidation or sale, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or other regulatory authority of the United States having jurisdiction in the premises. No such consent of the holders of the Preference Stock shall be required if, at the time of or prior to effecting such sale, lease, conveyance, consolidation or merger, provision is to be made for the redemption of all shares of Preference Stock at the time outstanding.

(iv) If and when dividends payable on the Preference Stock shall be in default in an amount equivalent to or greater than four (4) full quarter-yearly dividends on all shares of all series of the Preference Stock then outstanding, then the record holders of all shares of the Preference Stock shall be given notice of each meeting of shareholders at which directors are elected thereafter held prior to such time as all dividends in default on the Preference Stock shall have been paid or declared and set aside for payment, and the record holders of all shares of the Preference Stock, voting separately as one class, shall elect two directors of the Corporation, and subject to the provisions of paragraph (iv) of Division G(I) and to the provisions of this paragraph (iv) of Division G(II), the record holders of the Common Stock shall elect the remaining directors of the Corporation.

(v) The term of office of a director shall not be affected by the occurrence of the defaults in the payment of dividends on the Preference Stock above referred to, or by the rights hereinabove given the record holders of Preference Stock to elect directors; and the term of office of each director serving at such time shall continue until his successor has been duly elected and has qualified.

(vi) If and when all dividends then in default on the Preference Stock then outstanding shall be paid or declared and set aside for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preference Stock shall thereupon be divested of the special rights with respect to the election of directors provided in paragraph (iv) of this Division G(II) and the voting rights of the Preference Stock and the Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special voting rights in the Preference Stock in case of further like default in dividends thereon, and the termination of such special voting rights upon such default being remedied.

(vii) At all meetings of shareholders held for the purpose of electing directors during such times as the record holders of shares of the Preference Stock shall, voting separately as one class, elect directors pursuant to said paragraph (iv) of this Division G(II), the presence in person or by proxy of the record holders of a majority of the outstanding shares of the Preference Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the record holders of such number of the outstanding shares of any other class of stock entitled to elect directors as represents a majority of the aggregate voting power of the then outstanding shares of such class shall be required to constitute a quorum of such class for the election of directors: provided, however, that the absence of a quorum of the record holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by any other such class if the necessary quorum of the record holders of shares of such class is present in person or by proxy at such meeting; and, provided, further, that in the absence of a quorum of the record holders of shares of any such class, a majority of those record holders of the shares of such class who are present in person or by proxy shall have power to adjourn, from time to time, the election of the directors to be elected by such class without notice other than announcement at the meeting, until the necessary quorum of record holders of the shares of such class shall be present in person or by proxy. At any such meeting of shareholders at which a quorum of a class is present, the votes of a majority of the voting power of such class represented at such meeting shall be sufficient to elect the directors to be elected by such class at such meeting.

(viii) If and in each case where such default in the payment of dividends has occurred that the provisions of paragraph (iv) of this Division G(II) have become applicable, then, in electing directors for the Corporation during the time the provisions of said paragraph (iv) continue to be applicable, the record holders of each class, in voting for the persons to be then elected directors by it, shall (subject to the following provisions of this paragraph
(viii)) specify the names of the respective then acting directors whose places are to be taken by the persons being presently elected directors by such class: provided, however, that no director who was elected by any other class of shares shall be so specified until after all of the directors who were elected by such class as is then voting for directors (or the successors of such directors) have been specified as persons to be succeeded. At any such meeting held prior to the time that one class has elected its directors under the provisions of said paragraph (iv), the holders of the Preference Stock, if a quorum be present at such meeting, shall have the right and be afforded the opportunity, subject to the provisions of paragraph (viii) of Division G(l), to specify the names of the then acting directors who are to be succeeded by the directors to be elected by the holders of the Preference Stock under the provisions of said paragraph (iv). Whenever a class of shares has elected the directors it is entitled to elect under the provisions of said paragraph (iv), then thereafter so long as the provisions of said paragraph (iv) continue to apply (a) successors to such directors shall not be elected by any other class of shares, and (b) the class of shares electing such directors shall not during such time elect a successor for any director other than a director elected by such class or his successor.

(ix) Except when some mandatory provisions of law shall be controlling and except as otherwise provided in this Division G(II), whenever shares of two or more series of the Preference Stock are outstanding, no particular series of the Preference Stock shall be entitled to vote as a separate series on any matter and all shares of the Preference Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Corporation by classes may now or hereafter be required.

                                        (III)

                             Voting Rights of Common Stock

At all meetings of the shareholders of the Corporation each record holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him, subject, however, to the provisions of Division G(l) and Division G(ll) hereof.

                                         (IV)

                                 Voting Rights of Scrip

The issuance or holding of scrip shall not confer upon the holder thereof any voting rights in the Corporation.

H. *The stated capital of the Corporation at the time of filing these Amended Articles of Consolidation is in excess of One Thousand Dollars ($1,000).

I. **The number of directors of the Corporation shall be fixed by the bylaws.
For the purpose of Division F(II)(A)(B) and (D) and Division L(I) and (II) whenever the phrase `Board of Directors` is used it shall mean a quorum of the full board of directors or a committee thereof, if a committee has been established by the bylaws of the Corporation.

J. *The names and post office addresses of the board of directors are as follows:

    Name                                 Address
HUGH A. BARKER, 1000 East Main Street, Plainfield, Hendricks County, Indiana. EUGENE N. BEESLEY, 2801 North Meridian Street, Indianapolis, Marion County, Indiana.
JOSEPH A. BINFORD, Post Office Box 499, New Albany, Floyd County, Indiana. RICHARD H. BLACKLIDGE, 300 North Union Street, Kokomo, Howard County, Indiana.
C. H. BLANCHAR, 1000 East Main Street, Plainfield, Hendricks County, Indiana. JOSEPH R. CLOUTIER, 900 Wabash Avenue, Terre Haute, Vigo County, Indiana.
W. J. MATTHEWS, 1000 East Main Street, Plainfield, Hendricks County, Indiana. RICHARD B. STONER, 1000 Fifth Street, Columbus, Bartholomew County, Indiana. BURR S. SWEZEY, JR., Lafayette National Bank, Lafayette, Tippecanoe County, Indiana.

K. The names and post office addresses of the president and secretary of the Corporation are as follows:

HUGH A. BARKER, President, 1000 East Main Street, Plainfield, Hendricks County, Indiana 46168
GEORGE W. PEAK, Secretary, 1000 East Main Street, Plainfield, Hendricks County, Indiana 46168

L. (Any other provisions, consistent with the laws of this state, for the regulation of the business and conduct of the affairs of the Corporation, and creating, defining, limiting or regulating the powers of the Corporation, of the directors or of the shareholders or any class or classes of shareholders.)

**Amended by 1976 Amended Articles
**Amended by 1980 and 1990 Amendments

Indicate here:

                                         (I)*

Subject to the provisions of Item (XIII) of this Division L of these Amended Articles of Consolidation, the shares of Cumulative Preferred Stock and/or Preference Stock and/or Common Stock of the Corporation may be issued, sold or otherwise disposed of by it for such amount of consideration (whether, in case of shares having a par value, such amount of consideration is less than, equal to or in excess of the par value of such shares), and upon such other terms and conditions, as the board of directors may by resolution from time to time and at any time fix and determine in connection with the issue, sale or other disposition thereof.

                                             (II)**

Subject to the provisions of Item (Xlll) of this Division L of these Amended Articles of Consolidation, any of the shares of the Corporation may be issued, sold or otherwise disposed of by it from time to time to such persons, corporations or other legal entities as the board of directors may determine.

                                         (III)

A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the Corporation, or any of said items, or in relying in good faith upon any other information pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                          (IV)

Subject to the limitations existing by virtue of the laws of the State of Indiana, meetings of the share holders and the directors of the Corporation may be held, and the books of account, records, documents and papers of the Corporation may be kept, at any place or places within or without the State of Indiana. Limitations on the place or places where meetings of the shareholders or the directors of the Corporation may be held or where the books of account, records, documents and papers of the Corporation may be kept, may be made from time to time by the bylaws of the Corporation.

                                         (V)****

The bylaws of the Corporation may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted, at any annual, regular or special meeting of the shareholders of the Corporation or at any annual, regular or special meeting of the board of directors of the Corporation by the affirmative vote of a majority of the board of directions; provided, however, that the board of directors of the Corporation may not unilaterally amend any bylaws which were amended by the affirmative vote of the shareholders of the Corporation within the preceding twenty-four months.

                                         (VI)***

Each director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law, as the same exists now or in the future, against liability, expenses (including attorneys` fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or officer of the Corporation and such right shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section VI shall include, to the full extent permitted by law, the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

****1945, 1948 and 1972 Amendments and 1976 Amended Articles
****1948 and 1972 Amendments
****As amended by 1972 Amendment and further amended by the 1988 Amendment ****As amended by the 1995 Amendment

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section VI to directors and officers of the Corporation.
Such right to indemnification and to the advancement of expenses conferred in this Section VI shall not be exclusive of any other rights to which any person may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise.

Any repeal or modification of this Section VI by the shareholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing pursuant to this
Section VI with respect to any acts or omissions occurring prior to such repeal or modification.

                                            (VII)

The Corporation shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                            (VIII)

The board of directors shall have power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends or the making of any distribution of profits, it may set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper whether as a reserve fund to meet contingencies or for the equalizing of dividends or for repairing or maintaining any property of the Corporation or for an addition to corporate surplus or for any corporate purposes that the board of directors shall think conducive to the best interest of the Corporation, subject only to such limitations as the bylaws of the Corporation may from time to time impose.

                                             (IX)

Subject to any limitations provided by resolution of a majority of the shareholders, the board of directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the directors or by a resolution of the shareholders.

                                             (X)

The board of directors, in addition to the powers and authority otherwise conferred upon it by this agreement of consolidation or conferred upon it by statute or by the bylaws of the Corporation, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, however, to the provisions of the statutes of the State of Indiana from time to time in effect, and of this agreement of consolidation and any amendments thereto.

                                             (XI)

The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Amended Articles of Consolidation, or in any amendment hereto, or to add any provision to these Amended Articles of Consolidation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of The Indiana Business Corporation Law or any amendment thereto, or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon shareholders in these Amended Articles of Consolidation or any amendment hereto are granted subject to this reservation.

                                             (XII)*

None of the holders of the stock, common, preferred or preference, of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive additional shares of the stocks, common, preferred or preference, of the Corporation.

                                            (XIII)**

Upon the issuance by the Secretary of State for Indiana to the Corporation of a certificate of amendment covering, among other things, the amendment of these Amended Articles of Consolidation of the Corporation by the addition thereto of this Item (XIII) (such event being hereinafter in this Item referred to as the `Completion of the 1976 Amendment`), a `split-up` of the then outstanding Common Stock of the Corporation shall be immediately effected upon the basis of there being outstanding upon the Completion of the 1976 Amendment three shares of the Common Stock of the Corporation for each two shares of Common Stock of the Corporation outstanding immediately prior to the Completion of the 1976 Amendment; and, simultaneously with the Completion of the 1976 Amendment, each holder of record of a share or shares of the Common Stock of the Corporation shall, without the payment of any amount whatsoever to the Corporation and without any act whatsoever being taken by such holder, be and become the owner of one additional share of Common Stock of the Corporation for each two shares of the Common Stock of the Corporation owned of record by such holder immediately prior to the Completion of the 1976 Amendment. As promptly as practicable thereafter, the Corporation shall cause to be issued and delivered to and in the name of each such holder of record of a share or shares of Common Stock of the Corporation, a stock certificate or stock certificates representing in the aggregate in each case a number of whole shares of fully paid and nonassessable shares of the Common Stock of the Corporation equal to one additional share of Common Stock for each two shares of Common Stock of the Corporation owned of record by such holder immediately prior to the Completion of the 1976 Amendment. No certificates representing fractional shares will be issued, and in lieu thereof the Corporation shall issue to an agent, for fractional interest holders appointed for the purpose, a certificate or certificates representing in the aggregate a number of whole shares of fully paid and nonassessable shares of the Common Stock of the Corporation equal to the number of shares of Common Stock of the Corporation to which all holders of fractional interest would be entitled upon Completion of the 1976 Amendment if certificates representing fractional shares were issued and shall make arrangements with such agent for the sale of such fractional interests or for the purchase of additional fractional interests to permit a person entitled thereto to acquire a whole share within such period of time as may be determined by the board of directors.

                                              (XIV)***

No person shall be eligible for election, reelection, or appointment as a member of the board of directors if such person shall have attained the age of seventy years in the calendar year preceding the date of such election, reelection or appointment.

                                                (XV)

These Amended Articles of Consolidation shall supersede and take the place of the heretofore existing Articles of Consolidation, as amended.

***As Amended by 1945, 1972 and 1976 Amendments
***Added by 1976 Amended Articles
***As Amended by 1968 Amendments

                                              SUBDIVISION B
The manner of the adoption and the vote by which the Amended Articles of Consolidation were adopted was as follows:

The board of directors duly adopted resolutions proposing to the shareholders entitled to vote thereon that the Articles of Consolidation as amended be further amended in their entirety and that the Amended Articles of Consolidation be adopted as filed with the Secretary of State.

The Amended Articles of Consolidation were then adopted by and received the affirmative vote of a #majority of the shareholders entitled to vote thereon at a meeting duly called.

IN WITNESS WHEREOF, the undersigned officers execute these Amended Articles of Consolidation of the Corporation, and certify to the truth of the facts herein stated, this 5th day of April, 1976.

                                             S/Vernley R. Rehnstrom
                                               Vernley R. Rehnstrom,
                                         A Vice President of Public Service
                                             Company of Indiana, Inc.
(Corporate Seal)


                                                 S/George W. Peak
                                                   George W. Peak,
                                               Secretary of Public Service
                                                  Company of Indiana, Inc.

STATE OF INDIANA        )
                        )SS:
COUNTY OF HENDRICKS    )

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Vernley R. Rehnstrom, a Vice President and George W. Peak, the Secretary, of Public Service Company of Indiana, Inc., the officers executing the foregoing Amended Articles of Consolidation, personally appeared before me, acknowledged the execution thereof, and swore to the truth of the facts therein stated.

WITNESS my hand and notarial seal this 5th day of April, 1976.

(Notarial Seal)                                         S/Doris J. Richey
                                               (Doris J. Richey) Notary Public

My Commission Expires November 9, 1978.

This instrument was prepared by Greg K. Kimberlin, Attorney at Law, 1000 East Main Street, Plainfield, Indiana 46168.

                                          APPENDIX A

CREATION OF 150,000 SHARES OF 3-1/2% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON MARCH 19, 1946 AND AMENDED ON APRIL 26, 1946.

Designation: 3-1/2% Cumulative Preferred Stock

Par Value: $100 per share

Dividend Rate: 3-1/2% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 3-1/2% Stock shall be redeemable at $103 per share if the redemption date is prior to March 1, 1951, $102 per share if the redemption date is on or after March 1, 1951 and prior to March 1, 1956, $101 per share if the redemption date is on or after March 1, 1956 and prior to March 1, 1961, and $100 per share if the redemption date is on or after March 1, 1961, plus in the case of each share dividends computed at the annual rate of 3-1/2% from March 1, 1946 to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have been set apart and remain available for payment.

Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 3-1/2% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for such shares, before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 3-1/2% Stock as to assets of this Corporation.

Except during such time as all dividends on the 3-1/2% Stock for all past quarterly dividend periods and for the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 3-1/2% Stock.

                                          APPENDIX B

CREATION OF 800,000 SHARES OF 4.32% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON JUNE 16, 1952.

Designation:  4.32% Cumulative Preferred Stock

Par Value:  $25 per share

Dividend Rate:  4.32% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 4.32% Stock shall be redeemable at $26 per share if the redemption date is prior to June 1, 1957, $25.75 per share if the redemption date is on or after June 1, 1957 and prior to June 1, 1962, $25.50 per share if the redemption date is on or after June 1, 1962 and prior to June 1, 1967, $25.25 per share if the redemption date is on or after June 1, 1967 and prior to June 1, 1972, and $25 per share if the redemption date is on or after June 1, 1972, plus in the case of each share dividends computed at the annual rate of 4.32% from June 1, 1952 to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have theretofore been set apart and remain available for payment.

Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 4.32% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for such shares before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 4.32% Stock as to assets of this Corporation.
    Except during such time as all dividends on the 4.32% Stock for all past quarterly dividend periods and for the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 4.32% Stock.

                                      APPENDIX C

CREATION OF 600,000 SHARES OF 4.16% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON JUNE 28 , 1954.

Designation:  4.16% Cumulative Preferred Stock

Par Value:  $25 per share

Dividend Rate:  4.16% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 4.16% Stock shall be redeemable at $26 per share if the redemption date is prior to June 1, 1959, at $25.75 per share if the redemption date is on or after June 1, 1959 and prior to June 1, 1964, at $25.50 per share if the redemption date is on or after June 1, 1964 and prior to June 1, 1969, at $25.25 per share if the redemption date is on or after June 1, 1969 and prior to June 1, 1974, and at $25 per share if the redemption date is on or after June 1, 1974, plus in the case of each share dividends computed at the annual rate of 4.16% from June 1, 1954 to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have theretofore been set apart and remain available for payment.

Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 4.16% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for such shares, before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 4.16% Stock as to assets of this Corporation.

Except during such time as all dividends on the 4.16% Stock for all past quarterly dividend periods and for the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 4.16% Stock.

                                      APPENDIX D

CREATION OF 300,000 SHARES OF 7.15% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON JANUARY 4, 1973.

Designation:  7.15% Cumulative Preferred Stock

Par Value:  $100 per share

Dividend Rate:  7.15% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 7.15% Stock shall be nonredeemable prior to March 1, 1978 but shall be redeemable on such date or thereafter at $105 per share if the redemption date is prior to March 1, 1983, at $103 per share if the redemption date is on or after March 1, 1983 and prior to March 1, 1988 or at $101 per share if the redemption date is on or after March 1, 1988, plus in the case of each share dividends computed at the annual rate of 7.15% from January 17, 1973 to and including the date of redemption, less the aggregate amount of all dividends which have theretofore been paid thereon or for which moneys for payment in full have theretofore been set apart and remain available for payment.

Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 7.15% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for such shares, before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 7.15% Stock as to assets of this Corporation.

Except during such time as all dividends on the 7.15% Stock for all past quarterly dividend periods and for the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 7.15% Stock.

                                        APPENDIX E

CREATION OF 350,000 SHARES OF 9.44% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON JULY 8, 1975.

NOTE: The 9.44% Cumulative Preferred Stock was called for redemption on March 16, 1987.

                                        APPENDIX F

CREATION OF 400,000 SHARES OF 8.52% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON AUGUST 16, 1976.

NOTE: The 8.52% Cumulative Preferred Stock was called for redemption on December 1, 1993.

                                        APPENDIX G

CREATION OF 450,000 SHARES OF 8.38% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON FEBRUARY 8, 1978.

NOTE: The 8.38% Cumulative Preferred Stock was called for redemption on December 1, 1993.

                                        APPENDIX H

CREATION OF 350,000 SHARES OF 8.96% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON APRIL 2 , 1979.

NOTE: The 8.96% Cumulative Preferred Stock was called for redemption on December 1, 1993.

                                        APPENDIX I

CREATION OF 500,000 SHARES OF 9.60% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON JANUARY 24, 1980.

NOTE: The 9.60% Cumulative Preferred Stock was called for redemption on March 16, 1987.

                                        APPENDIX J

CREATION OF 450,000 SHARES OF 13.25% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON DECEMBER 18, 1981.

NOTE: The 13.25% Cumulative Preferred Stock was called for redemption on March 2, 1992.

                                        APPENDIX K

CREATION OF 4,000,000 SHARES OF 7.44% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON APRIL 15, 1992.

Designation:  7.44% Cumulative Preferred Stock

Par Value:  $25 per share

Dividend Rate:  7.44% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 7.44% Stock may not be redeemed prior to March 1, 1998. The 7.44% Stock may be redeemed at the option of this Corporation, in whole or in part, at any time, or from time to time, upon at least 30 days` and not more than 90 days` notice by mail on or after March 1, 1998, upon and by paying to the holders of the shares to be redeemed a redemption price equal to $25 per share, plus accrued and unpaid dividends to the date fixed for redemption.

Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of the affairs of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 7.44% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accrued and unpaid dividends thereon, before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 7.44% Stock as to the assets of this Corporation. If the assets available are not sufficient to pay in full the amounts so payable, the holders of all series of Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of this Corporation with any other corporation or corporations, or a reorganization of this Corporation alone, or a sale of all or substantially all of the assets of this Corporation, shall not be considered a dissolution, liquidation or winding up of the affairs of this Corporation for such purposes.

Except during such time as all dividends on the 7.44% Stock for all past quarterly dividend periods and the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 7.44% Stock.

                                        APPENDIX L

CREATION OF 600,000 SHARES OF 6-7/8% CUMULATIVE PREFERRED STOCK BY RESOLUTION ADOPTED BY BOARD OF DIRECTORS OF CORPORATION ON APRIL 15, 1992.

Designation:  6-7/8% Cumulative Preferred Stock

Par Value:  $100 per share

Dividend Rate:  6-7/8% of par value per annum

Dividend Payable:  March 1, June 1, September 1 and December 1

The shares of the 6-7/8% Stock may not be redeemed prior to October 1, 2003. Thereafter, the Offered Shares of the 6-7/8% Stock are redeemable at the option of this Corporation, in whole or in part, at any time, or from time to time, upon at least 30 days` and not more than 90 days` notice by mail, at the redemption prices set forth below, in each case plus accrued and unpaid dividends thereon to the date fixed for redemption:
      12-month                                 12-month
       period            Redemption          Price period      Redemption
Price
      beginning       Per Share of New        beginning       Per Share of New
      October 1,       Preferred Stock        October 1,       Preferred Stock

        2003              $103.44                2008              $101.72
        2004               103.09                2009               101.38
        2005               102.75                2010               101.03
        2006               102.41                2011               100.69
        2007               102.06                2012               100.34
                                                 2013&              100.00
                                               thereafter
Sinking Fund:  None

Conversion Rights:  None

In the event of any dissolution, liquidation or winding up of the affairs of this Corporation, whether voluntary or involuntary, the record holders of the then outstanding shares of the 6-7/8% Stock shall receive, or have set apart and made available for payment to them, the par value of such shares, plus a sum equal to the amount of all accrued and unpaid dividends thereon, before any assets and funds of this Corporation may be distributed to the holders of any stock of this Corporation ranking junior to the 6-7/8% Stock as to the assets of this Corporation. If the assets available are not sufficient to pay in full the amounts so payable, the holders of all series of Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. A consolidation, merger or reorganization of this Corporation with any other corporation or corporations, or a reorganization of this Corporation alone, or a sale of all or substantially all of the assets of this Corporation, shall not be considered a dissolution, liquidation or winding up of the affairs of this Corporation for such purposes.

Except during such time as all dividends on the 6-7/8% Stock for all past quarterly dividend periods and for the current dividend period have been paid, or declared and a sum sufficient for the payment thereof set apart for payment, this Corporation shall not call for redemption, or purchase, less than all of the then outstanding shares of the 6-7/8% Stock.